EXHIBIT 99.1


                              SPORT SUPPLY GROUP


 FOR IMMEDIATE RELEASE                 FOR FURTHER INFORMATION:
 Friday, October 3, 2003               At the Company:
                                       Geoffrey Jurick, CEO and President, or
                                       Terry Babilla, COO
                                       Bob Mitchell, CFO
                                       972-484-9484


               SPORT SUPPLY GROUP ANNOUNCES THE APPOINTMENT OF
                        GEOFFREY P. JURICK AS PRESIDENT

 Dallas, Texas Friday, October 3, 2003 - Sport Supply Group, Inc. ("SSG") (OTCBB: SSPY), a leading sporting goods distributor, today announced the appointment of Geoffrey P. Jurick as President, replacing John Walker who resigned as President and Director. Mr. Jurick has served as Chairman and Chief Executive Officer for Sport Supply Group, Inc. since 1997. He also serves as Chairman, Chief Executive Officer and President of Emerson Radio Corp. (AMEX: MSN). Emerson owns 54% of Sport Supply Group, Inc. Due to Emerson Radio's majority ownership of Sport Supply Group, Inc., the Board of Directors decided it was appropriate to have Mr. Jurick serve as President of both companies.

 "John Walker worked with me at Emerson Radio and later at Sport Supply Group, Inc. for nearly 12 years," said Mr. Jurick. "John played a key role in the reorganization of Emerson Radio in the mid 1990's and was the driving force behind restructuring the cost base of Sport Supply Group, Inc. and the implementation of our SAP/Internet IT platform that is a vital part of our business today. John has decided to pursue new interests and we all wish him the best in the future. We will continue our strategies to improve profitability and shareholder value at SSG."

 Sport Supply Group is a leading direct marketer and supplier of sporting goods equipment to the institutional and youth sports market place. Athletes, coaches and instructors in schools, colleges, universities, governmental agencies, camps, and youth organizations across the country use the Company's products.

 For more information about Sport Supply Group please visit
 www.sportsupplygroup.com.
 ------------------------


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 This news  release,  other than  the  historical  information, consists  of forward looking statements that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K and Form 10-Q. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management  pursuant  to  the  'safe  harbor'  provisions  of  the  Private
 Securities  Litigation  Reform  Act  of  1995.   Actual  results  may  vary
 materially.
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